Exhibit 10.1

Certain information in this exhibit identified by brackets has been omitted because it is both not material and is the type that the Registrant treats as private or confidential.

SECOND AMENDMENT TO THE GOOGLE MAPS MASTER AGREEMENT - PLATFORM RIDES AND DELIVERIES SOLUTION SERVICE SCHEDULE
This second amendment (“Amendment”) is entered into by Google LLC, whose principal place of business is at 1600 Amphitheatre Parkway, Mountain View, CA 94043, USA (“Google”), and Uber Technologies, Inc., with offices at 1515 Third Street, San Francisco, CA 94158 ("Customer”), and amends the Google Maps Master Agreement (“Master Agreement”), the Google Maps Platform Rides and Delivery Solution Services Schedule (“Services Schedule”), and the Order Form (“Order Form”) between the parties dated July 13, 2020, as amended (collectively, the “ Agreement”). This Amendment is effective as of the last signature date below (“Second Amendment Effective Date”).

AGREED TERMS

1.Definitions. The Agreement’s defined terms apply to this Amendment.
MASTER AGREEMENT AMENDMENTS

2.Section 13 (Definitions) of the Master Agreement. As of the Agreement Effective Date, the Master Agreement’s Section 13 (Definitions) is amended as follows:

2.1Affiliate. As of the Agreement Effective Date, the definition of “Affiliate” is deleted in its entirety and replaced with the following:

[***]

2.2Customer’s Technical Infrastructure, Maps Services Platform, Wholly-owned Subsidiary. The following new definitions are added:

“Customer’s Technical Infrastructure” means the infrastructure (e.g., servers, data centers, software, cloud services) that Customer (a) owns, leases, or licenses, and (b) uses to access the Services in connection with Trips through Customer’s Map Services Platform.

“Map Services Platform” means the Customer-owned or wholly-controlled backend platform that provides centralized access to the Services (including cached Google Maps Content) in connection with Trips.

“Wholly-owned Subsidiary” means an entity in which all of the voting rights or equity interests are owned by Customer, as its direct or indirect parent company.

SERVICES SCHEDULE AMENDMENTS

3.Adjusted Google Maps Content. The Services Schedule is amended as follows:
Each reference to the term “Google Maps Content” is replaced with the words “Google Maps Content and Adjusted Google Maps Content”, in Sections:
o[***]
o[***]
o3.5(a) (Use of Service Data)

o3.5(b) (Compliance Certification); and
o9.1 (Test Requirements).

4.Section 2 (Using the Services). The following new subsections are added to Section 2.2.1 (Requirements for Using the Services):

“(g) Customer must create a new, separate Project under its Account for each Customer Application that, after the Second Amendment Effective Date, accesses or uses the Services through any means other than Customer’s Technical Infrastructure, to enable Google to track an individual Customer Application’s Billable Transactions.

(h) As of the Second Amendment Effective Date, all Customer Applications listed on the Order Form are directly or indirectly owned by Customer. During the Term, if Customer’s ownership of or right to control a Customer Application is reduced by more than [***]%, Customer will promptly notify Google in writing. If a Customer Application is no longer authorized to access the Services under the Agreement as the result of a change in Customer’s ownership of or right to control it (“Former Customer Application”), then at Google’s request Customer will provide a written notice to Google signed by a Customer executive, certifying that Customer has terminated the Former Customer Application’s access to the Services under this Agreement, and specifying in detail that such Former Customer Application has not retained any Google Maps Content provided under this Agreement, except (if applicable) (1) as permitted by and in accordance with the provisions of this Agreement (where such notice must detail the specific Agreement provisions pursuant to which Google Maps Content was retained), or (2) as permitted by and in accordance with an agreement between Google and the entity that directly or indirectly controls the Former Customer Application that was executed after the Second Amendment Effective Date and explicitly allows the Former Customer Application to retain certain Google Maps Content under this Agreement pursuant to the applicable provisions of such other agreement.”

5.Section 14 (Additional Definitions) of the Services Schedule. Section 14 (Additional Definitions) of the Services Schedule is amended as follows:

5.1[***]

5.2Customer Application. The definition of “Customer Application” is deleted in its entirety and replaced with the following language:

““Customer Application” means any internal or external web page or application (including all source code and features) that
(a) is owned or controlled by Customer;
(b) implements the Transaction Recorder as required by the Reporting Requirements,
(c) only uses Customer’s Map Service’s Platform to access the Services; and
(d) is detailed on a Google Maps Rides and Deliveries Order Form; however, if an application that satisfies (a), (b) and (c) is fully owned by a Wholly-owned Subsidiary, Customer may deliver to Google a detailed written account of the application in lieu of adding the application to the Order Form. Such notice must and need only include (i) the name of the Customer Application, and (ii) the name of the entity that owns the equity interests in the new Customer Application.

6.Appendix 2 (Exception For Navigation Applications and Service Failures). The following language is added to Appendix 2, Section 1 (Navigation Application Exceptions), directly underneath Table 2.1 (Navigation Application Exceptions):

“The Third Party Navigation Apps exception listed above is limited to instances where an Earner must share the applicable Google Maps Content with a third party navigation application that was launched by the Earner through the Customer Application in connection with a Trip requested through the Customer Application (“Third Party Navigation App”), to facilitate the Trip’s navigation.”

7.Appendix 3 (Caching Solution)

[***]

8.Appendix 4 (Content Usage Framework). The Agreement’s Appendix 4 (Content Usage Framework) is amended as follows:

[***]

9.Order Form Customer Applications. As of the Agreement Effective Date, the Order Form is amended as follows:

9.1Customer Application. The description of “Customer Application” in the Order Form’s third table (Order Information) is deleted in its entirety and replaced with the following:

“Customer Applications*:
1. “Uber Rides”: (a) Uber Rides App (mobile app and web app), and (b) , www.uber.com/ride (including any regional, updated or successor URLs, it being understood that a regional URL may not be identical in name to the referenced URL)
2. “Uber Eats”: (a) Uber Eats App, Uber Eats Order App, Uber Eats Manager App, and (b) www.ubereats.com (including any regional, updated or successor URLs, it being understood that a regional URL may not be identical in name to the referenced URL)
3. Uber Driver App
4. “Postmates”: (a) Postmates App, and (b) www.postmates.com (including any regional, updated or successor URLs, it being understood that a regional URL may not be identical in name to the referenced URL)
5. “Careem Rides and Delivery”: (a) Careem Ride and Delivery Apps, and (b) www.careem.com/en-AE/ride/ and www.careem.com/en-AE/delivery/, (including any regional, updated or successor URLs, it being understood that a regional URL may not be identical in name to the referenced URL)
6. “Careem Captain App
7. Uber Rides and Uber Eats Integrations**
8. Careem Rides and Delivery Integrations ***

*Apps listed here satisfy the Customer Application Order Form requirement only and the listed apps do not actually qualify as Customer Applications under the Agreement unless and until they satisfy all other Customer Application-related requirements under the Agreement.

** As used above, the term "Uber Rides and Uber Eats Integrations" means any features or functionalities for requesting a Ride or Delivery from Uber, that are integrated on www.uber.com, or another (not necessarily Uber-branded) website, mobile or web application (e.g. a feature for requesting a ride with Uber that is integrated in a third-party transit application or a functionality integrated into a food ordering platform that lets users order delivery through Uber Eats), which features or functionalities (a) are owned or fully controlled by Customer or a Wholly-owned Subsidiary, (b) use Customer's Technical Infrastructure to call the Services, and (c) enable End Users to request a Ride or Delivery that is fulfilled by Uber Rides, Uber Eats, an Uber third-party taxi partnership for Uber Rides, the Uber Eats merchant’s own delivery service, or the Uber Driver App.

*** As used above, the term "Careem Rides and Delivery Integrations " means any features or functionalities for requesting a Ride or Delivery from Careem Rides and Delivery, that are integrated in another (not necessarily Careem-branded) mobile or web application, which features or functionalities (a) are owned or fully controlled by Customer or a Wholly-owned Subsidiary, (b) use Customer's Technical Infrastructure to call the Services, and (c) enable End Users to request a Ride or Delivery that would be fulfilled through Careem Rides and Delivery, or the Careem Captain App.”

10.General. The Agreement remains in full force and effect except as modified by this Amendment.  To the extent the Agreement and this Amendment conflict, this Amendment governs.  The Agreement’s governing law and dispute resolution provisions also apply to this Amendment.

Signed by the parties’ authorized representatives on the dates below.

Google	Customer
By: /s/ Philipp Schindler	By: /s/ Susan Anderson
Name: Philipp Schindler	Name: Susan Anderson
Title: Authorized Signatory	Title: Global Head of Business Development
Date: June 15, 2023	Date: June 14, 2023